EXHIBIT 4.1

AMENDMENT NO. 9

This Amendment No. 9 (“Amendment”) dated as of August 31, 2009 (“Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Borrower”), the Lenders (as defined below), and Union Bank, N.A. (f/k/a Union Bank of California, N.A.), as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Lender and the Administrative Agent, are parties to that certain Fourth Amended and Restated Credit Agreement dated as of January 31, 2007, as amended by the Amendment No. 1 dated as of July 11, 2007, the Amendment No. 2 dated as of December 10, 2007, the Amendment No. 3 and Agreement dated as of May 8, 2008, the Consent and Amendment No. 4 dated as of March 16, 2009, the Amendment No. 5 dated as of May 15, 2009, the Amendment No. 6 dated as of May 29, 2009, the Amendment No. 7 dated as of June 30, 2009, and the Amendment No. 8 dated as of July 31, 2009 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”).

B.            Subject to the terms and conditions of this Amendment, the Borrower, the Administrative Agent, the Issuing Lender and the Lenders wish to make certain amendments to the Credit Agreement.

THEREFORE, the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders hereby agree as follows:

Section 1.              Defined Terms.  As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary herein.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.  The term “including” means “including, without limitation”.  Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 3.              Amendment to the Credit Agreement.

(a)           Section 1.01 is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” means September 30, 2009.

Section 4.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the date of this Amendment as if made on as and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Loan Documents.

Section 5.              Reaffirmation of Guaranty.  Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Amendment.  Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 6.              Conditions to Effectiveness.  This Amendment shall become effective as of the Effective Date and shall be enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent and the Lenders.

(b)           No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

(c)           The representations and warranties in this Amendment shall be true and correct in all material respects.

(d)           The Borrower shall have paid all costs and expenses for which the Borrower has received invoices at least three (3) Business Days prior to the date hereof and which are payable pursuant to Section 9.03 of the Credit Agreement.

Section 7.              Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.

(c)           Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit

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Agreement is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.

(d)           From and after the date hereof, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as modified by this Amendment.

(e)           This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f)            EACH OF THE BORROWER AND ITS SUBSIDIARIES AND THE GUARANTORS (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AMENDMENT.  EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AMENDMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS PARAGRAPH 7(f), AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AMENDMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

Section 8.              Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 9.              Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.            Invalidity.  In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 11.            Governing Law.  This Amendment shall be deemed to be a contract made under and shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

Section 12.            Entire Agreement.  This Amendment, the Credit Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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[Signatures begin on the next page]

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EXECUTED effective as of the date first above written.

BORROWER:	EDGE PETROLEUM CORPORATION,
a Delaware Corporation

	By:	/s/ Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	EVP and CFO

GUARANTORS:	EDGE PETROLEUM EXPLORATION COMPANY

EDGE PETROLEUM OPERATING COMPANY, INC.

EDGE PETROLEUM PRODUCTION COMPANY

MILLER EXPLORATION COMPANY

MILLER OIL CORPORATION

	By:	/s/ Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	EVP and CFO

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK, N.A. (f/k/a Union Bank of California, N.A.),
as Administrative Agent, Issuing Lender and a Lender

	By:	/s/ Duncan McDuffie
	Name:	Duncan McDuffie
	Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Randall B. Durant
	Name:	Randall B. Durant
	Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Katherine Bass
Name:	Katherine Bass
Title:	First Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Noel P. Purcell
Name:	Noel P. Purcell
Title:	Authorized Signatory

BNP PARIBAS, as a Lender

By:	/s/ David Dodd
Name:	David Dodd
Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Director

By:	/s/ Irene Fowler
Name:	Irene Fowler
Title:	Director

THE FROST NATIONAL BANK, as a Lender

By:	/s/ Larry D. Sprouse
Name:	Larry D. Sprouse
Title:	Senior EVP

COMPASS BANK, as a Lender

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Timothy N. Scheer
Name:	Timothy N. Scheer
Title:	Vice President

BANK OF SCOTLAND plc, as a Lender

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President